Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated September 10, 2009 relating to the consolidated financial statements of rue21, inc. and subsidiary included in the Registration Statement on Form S-1 (File No. 333-164902) and related Prospectus of rue21, inc.
/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
February 25, 2010